               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
               ------------------------------------------------

     This is an Assignment, Assumption and Recognition Agreement made this 30th day of September, 1998, among Salomon Brothers Realty Corp. (the "Seller"), Wilshire Real Estate Investment Trust Inc. (the "Purchaser") and Ameriquest Mortgage Company (the "Company").

     WHEREAS, pursuant to a Liquidation Agreement (the "Liquidation Agreement"), dated as of September 30, 1998, among Salomon Brothers Mortgage Securities VII, Inc. ("Salomon Brothers"), the Company, Norwest Bank Minnesota, National Association ("Norwest") and Salomon Smith Barney Inc. ("SSBI"), the Trust Fund (as defined in the Pooling and Servicing Agreement (the "Servicing Agreement"), dated as of January 1, 1997, relating to 1997-LB1, among Salomon Brothers, the Company f/k/a Long Beach Mortgage Company and Norwest) was liquidated and terminated, and SSBI became the owner of a 100% ownership interest in the mortgage loans identified on the Mortgage Loan Schedule annexed hereto as EXHIBIT ONE (the "Mortgage Loans");

     WHEREAS, the Seller is the holder of all right, title and interest in and to the Mortgage Loans pursuant to the Liquidation Agreement;

     WHEREAS, the Company made certain representations and warranties with respect to the Mortgage Loans pursuant to a Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated January 22, 1997, among Salomon Brothers, the Company and the Seller which was terminated in accordance with the terms of the Liquidation Agreement;

     WHEREAS, pursuant to Article III of the Liquidation Agreement, the Company restated such representations and warranties with respect to the Mortgage Loans as of January 22, 1997; and

     WHEREAS, pursuant to Article III of the Liquidation Agreement, the Mortgage Loans are being serviced by the Company in accordance with the terms of the Servicing Agreement;

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Mortgage Loans;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Purchaser and the Company agree as follows:

                                  WARRANTIES
                                  ----------

     1. (a) The Seller and the Company warrant and represent that attached hereto as EXHIBIT TWO is a true, accurate and complete copy of the Liquidation Agreement.

          (b) The Seller warrants and represents that attached hereto as EXHIBIT THREE is a true, accurate and complete copy of the Purchase Agreement as in effect prior to the termination of such Purchase Agreement.

          (c) The Seller warrants and represents that it is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any claim or encumbrance whatsoever.

          (d) The Seller hereby warrants and represents to the Purchaser that no event has occurred from January 22, 1997 to the date hereof that would result in any representation and warranty made pursuant to Section 6 of the Purchase Agreement being untrue if made as of the date hereof with respect to the Mortgage Loans (other than any statistical information with respect to the Mortgage Loans and any changes due to the receipt of payments on the Mortgage Loans, adjustment of the Mortgage Interest Rates on the Mortgage Loans and similar changes, which information reflected on EXHIBIT ONE hereto is accurate in all material respects as of September 1, 1998). In the event of a breach of the foregoing representation and warranty which materially and adversely affects the value of any Mortgage Loan or the Purchaser's interest therein, the Seller shall repurchase such affected Mortgage Loan at a repurchase price equal to the unpaid principal balance of such Mortgage Loan plus accrued interest at the net Mortgage Interest Rate from the paid through date of the Mortgage Loan to the first day of the month following the month in which such repurchase is effected; provided, that to the extent that the Company would otherwise be required to repurchase a Mortgage Loan due to the breach of any of the representations and warranties that are made or deemed to have been made by the Company as of January 22, 1997, then the Seller shall repurchase the affected Mortgage Loan from the Purchaser upon the reassignment of the Liquidation Agreement from the Purchaser to the Seller with respect to such Mortgage Loan. It is understood and agreed that the obligations of the Seller set forth in this Section 1(d) to repurchase an affected Mortgage Loan constitutes the sole remedy of the Purchaser respecting a breach of the representation and warranty made in this
Section 1(d).

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

     2. The Seller hereby assigns to the Purchaser all of its right, title and interest in, and to the Mortgage Loans.

     3. The Seller hereby assigns to the Purchaser all of its right, title and interest in, and under Article III of the Liquidation Agreement to the extent of the Mortgage Loans, and the Purchaser hereby assumes all of the Seller's obligation under Article III of the Liquidation Agreement to the extent of the Mortgage Loans from and after the date hereof.

                         RECOGNITION OF THE PURCHASER
                         ----------------------------

     4. From and after the date hereof, the Company shall recognize the Purchaser as the owner of the Mortgage Loans.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                 SALOMON BROTHERS REALTY CORP.,
                                                                Seller


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 WILSHIRE REAL ESTATE INVESTMENT
                                                 TRUST INC.
                                                                Purchaser


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 AMERIQUEST MORTGAGE COMPANY
                                                                Company


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                       MORTGAGE LOAN PURCHASE AGREEMENT

          This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated January 22, 1997, among Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser"), Long Beach Mortgage Company, a Delaware corporation (the "Originator") and Salomon Brothers Realty Corp., a New York corporation (the "Seller").

                             Preliminary Statement
                             ---------------------

          The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Mortgage Loans were purchased by the Seller from the Originator pursuant to a certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 1996 (the "Purchase and Servicing Agreement"), among the Seller, as initial purchaser and the Originator, as seller and servicer. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of asset-backed floating rate certificates designated as Series 1997-LB1, (the "Certificates"). The Certificates will consist of four classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 1997 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Norwest Bank Minnesota, National Association, as trustee, and the Originator, as master servicer (in such capacity, the "Master Servicer"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          The parties hereto agree as follows:

          SECTION 1. Agreement to Purchase.  The Seller agrees to sell, and the
                     ---------------------
Purchaser agrees to purchase, on or before January 27, 1997 (the "Closing Date"), certain adjustable-rate conventional residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on January 1, 1997 (the "Cut-off Date") of approximately $202,390,689 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

          SECTION 2. Mortgage Loan Schedule. The Purchaser and the Seller have
                     ----------------------
agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

          SECTION 3. Consideration.
                     -------------

               (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to approximately 106.6020% times the Closing Balance, plus accrued interest thereon from the Cut-off Date up to but not including the Closing Date.

               (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

               (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

          SECTION 4. Transfer of the Mortgage Loans.
                     ------------------------------

               (a)   Possession of Mortgage Files. The Seller does hereby sell,
                     ----------------------------
transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

               (b)   Delivery of Mortgage Loan Documents. The Seller will, on or
                     -----------------------------------
prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1997-LB1, without recourse," with all prior and intervening endorse-ments showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii)  the original Mortgage with evidence of recording thereon;

          (iii) an original Assignment of Mortgage executed in the following form: "Norwest Bank Minnesota, National Association, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1997-LB1";

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (vi) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor.

          Notwithstanding anything to the contrary contained in this Section 4, if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon (1) delivery by or on behalf of the Seller promptly upon receipt thereof to or on behalf of the Purchaser or any assignee, transferee or designee of the Purchaser of either the original or a copy of such document certified by the Originator in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and (2) if such copy is certified by the Originator delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original.

          In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller of any such original title insurance policy or original Primary Mortgage Insurance Policy.

          Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller or the Originator, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

               (c)  Acceptance of Mortgage Loans. The documents delivered
                    ----------------------------
 pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               (d)  Transfer of Interest in Agreements. The Purchaser has the
                    ----------------------------------
right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller or the Originator, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller or the Originator under this Agreement will be promptly reimbursed by the Seller or the Originator, as applicable.

               (e)  Examination of Mortgage Files. Prior to the Closing Date,
                    -----------------------------
the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

          SECTION 5. Representations, Warranties and Covenants of the
                     ------------------------------------------------
                     Seller and the Originator.
                     -------------------------

          (a) The Originator hereby represents and warrants to the Seller and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

               (i) The Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Originator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

               (ii) The Originator had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Originator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

               (iii) The execution and delivery of this Agreement by the Originator, the servicing of the Mortgage Loans by the Originator under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Originator and will not (A) result in a breach of any term or provision of the charter or by-laws of the Originator or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Originator is a party or by which it may be bound, or any statute, order or regulation applicable to the Originator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Originator; and the Originator is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Originator's knowledge, would in the future materially and adversely affect, (x) the ability of the Originator to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Originator taken as a whole;

               (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Originator has obtained the same;

               (v) The Originator is an approved seller/servicer for FNMA or FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; and

               (vi) No litigation is pending against the Originator that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Originator to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

          (b) The Seller hereby represents and warrants, as of the date hereof and as of the Closing Date, and covenants, that:

               (i) The Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller had the full corporate power and authority to acquire the Mortgage Loans. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken, and (assuming the due authorization, execution and delivery hereof by the Purchaser and the Originator) constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or
(C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

               (iii) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

               (iv) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any affiliate of the Purchaser, the Certificate Insurer or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect.

               (v) Neither the sale of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the certificate of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property, or results or will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

               (vi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

               (vii) There is no litigation currently pending or, to the best of the Seller's knowledge, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery, performance or enforceability of this Agreement or that would result in a material adverse change in the financial condition of the Seller;

               (viii) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that (A) have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned or (B) are not required to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser until 90 days following the Closing Date or such later date as provided in Section 4;

               (ix) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

               (x) The Seller (A) is a solvent entity and is paying its debts as they become due and (B) after giving effect to the transfer of the Mortgage Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due;

               (xi) The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

               (xii) The transfer of the Mortgage Loans to the Purchaser at the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets; and

               (xiii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller had good title to, and was the sole owner of, the Mortgage Loans, and such sale validly transfers the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

               (xiv) With respect to the Mortgage Loans, the Seller hereby represents and warrants, as of the date hereof and as of the Closing Date, that each Mortgage Loan constitutes a "qualified mortgage" within the meaning of
Section 860(G)(a)(3) of the Code.

          SECTION 6.  Representations and Warranties of the Originator
                      ------------------------------------------------
                      Relating to the Mortgage Loans.
                      ------------------------------

     (a)  Representations and Warranties as to Individual Mortgage Loans.  The
          --------------------------------------------------------------
Originator hereby represents and warrants to the Seller and the Purchaser, that as to each Mortgage Loan as of the Closing Date:

               (i) The information set forth on the related Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

               (ii) Except as set forth on Exhibit 1, all payments due prior to the Cut-off Date have been made and none of the Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

               (iii) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

               (iv) Immediately prior to the assignment of the Mortgage Loans to the Purchaser pursuant to the Purchase and Servicing Agreement, the Originator had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

               (v) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

               (vi) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (vii) To the best of the Originator's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

               (viii) To the best of the Originator's knowledge, each Mortgaged Property is free of material damage and is in average repair;

               (ix) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

               (x) Neither the Originator nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Custodian); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

               (xi) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and an adjustable rate mortgage endorsement in an amount at least equal to the Cut-off Date Principal Balance of each Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Seller and Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the Originator and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Originator's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

               (xii) Each Mortgage Loan was originated by the Originator or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act and, if originated on behalf of the Originator by a Person other than the Originator, is subject to the same standards and procedures used by the Originator in originating mortgage loans directly;

               (xiii) With respect to each Mortgage Loan on each Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the Index plus the Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Rate and the Minimum Rate. Except for Balloon Loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Interest Rate. No Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any.

               (xiv) To the best of the Originator's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

               (xv) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

               (xvi) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

               (xvii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

               (xviii) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

               (xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxi) Each Mortgage Note and each Mortgage is in substantially one of the forms attached hereto as Exhibit 2;

               (xxii) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Originator have been capitalized under the Mortgage or the related Mortgage Note;

               (xxiii) The origination, underwriting and collection practices used by the Originator with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage servicing business;

               (xxiv) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

               (xxv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

               (xxvi) No Mortgage Loan provides for primary mortgage insurance;

               (xxvii) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxviii) below contain a standard mortgagee clause naming the Originator or the original mortgagee, and its successors in interest, as mortgagee, and the Originator has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               (xxviii) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

               (xxix) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Originator has not waived any default, breach, violation or event of acceleration;

               (xxx) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Originator's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law;

               (xxxi) There is no obligation on the part of the Originator or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

               (xxxii)   Any future advances made prior to the Cut-off Date have
been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

               (xxxiii) Each Mortgage Loan was underwritten in accordance with the Originator's underwriting guidelines as described in the Prospectus Supplement;

               (xxxiv)   The Mortgage File contains an appraisal which was
performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

               (xxxv) None of the Mortgage Loans is a graduated payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

               (xxxvi)   With respect to each Mortgage Loan, no loan junior in
lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Originator at the time of origination of such Mortgage Loan;

               (xxxvii) The characteristics of the Mortgage Loans as set forth on Exhibit 1 hereto are true and correct in all material respects;

               (xxxviii) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

               (xxxix) The Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the mortgage loan; and

               (xl) There is no proceeding pending, or to best of the Originator's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property.


          SECTION 7.  Repurchase Obligation for Defective Documentation and
                      -----------------------------------------------------
                      for Breach of Representation and Warranty.
                      -----------------------------------------


          (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset-backed floating rate certificates evidencing an interest in all or a portion of the Mortgage Loans and the Certificate Insurer. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Originator or the Seller, as the case may be, or as to which the Originator or the Seller, as the case may be, has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Originator or the Seller, as the case may be, with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Originator or the Seller, as the case may be, shall take such action described in the following paragraph in respect of such Mortgage Loan.

          Upon discovery by the Originator, the Seller, the Certificate Insurer, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller, and not transferred by the Originator to the Seller (as listed on the Trustee's Preliminary Exception Report), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5(a) or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificate Insurer, the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Seller as described above or materially defective documentation or any such breach of a representation and warranty the Originator promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Originator cannot deliver such missing document or such defect or breach cannot be cured, the Originator shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. With respect to Mortgage Loans where the Mortgage File is missing a material document that was transferred from the Originator to the Seller or upon discovery by the Originator, the Seller, the Certificate Insurer, the Purchaser or any assignee, transferee or designee of the Purchaser of a breach of any of the representations and warranties contained in Section 5(b)(xi), (xiii) and (xiv) that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificate Insurer, the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the others. Within ninety (90) days of its discovery or its receipt of notice of any such missing document or any such breach of a representation and warranty the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Originator or the Seller, as the case may be, shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Originator or the Seller, as the case may be, shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

               In addition, upon discovery by the Seller, the Purchaser, the Certificate Insurer, or any assignee, transferee or designee of the Purchaser that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within two Business Days to the others. Within ninety (90) days of its discovery or its receipt of notice, the Seller promptly shall either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.

          (b) It is understood and agreed that the obligations of the Originator or the Seller, as the case may be, set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Seller, the Purchaser and the Certificate Insurer against the Originator respecting a missing or defective document or a breach of the representations and warranties contained in Section 5(a) or Section 6. It is understood and agreed that the obligations of the Seller set forth in this
Section 7 to repurchase or substitute for a Mortgage Loan as to which a material document is missing constitute the sole remedies of the Purchaser against the Seller respecting a missing document.

          SECTION 8.  Closing; Payment for the Mortgage Loans.  The closing of
                      ---------------------------------------
the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 AM New York City time on the Closing Date.

          The closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) All of the representations and warranties of the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (c) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

          (d) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

          (e) All other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

          SECTION 9.  Closing Documents.  Without limiting the generality of
                      -----------------
Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

               (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Originator, the Purchaser, MBIA Insurance Corporation ("MBIA") and Salomon Brothers Inc (the "Underwriter") may rely, in the form of Exhibit 3 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of New York;

               (b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, MBIA and the Underwriter may rely, in the form of Exhibit 4 hereto, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

               (c) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Originator, the Purchaser, MBIA and the Underwriter, substantially in the form attached hereto as
                    Exhibit 5;

               (d) An Officer's Certificate of the Originator, dated the Closing Date, upon which the Seller, the Purchaser, MBIA and the Underwriter may rely, in the form of Exhibit 6 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator under the laws of Delaware;

               (e) An opinion of Counsel of the Originator, dated the Closing Date and addressed to the Seller, the Purchaser, MBIA and the Underwriter, substantially in the form attached hereto as
                    Exhibit 7;

               (f) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

               (g) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated January 22, 1997 in the Summary under the subheading "The Mortgage Pool" and under the captions "The Mortgage Pool" and "Pooling and Servicing Agreement -- The Originator and Master Servicer" agrees with the records of the Originator;

               (h) The Originator shall deliver to the Seller for inclusion in the Prospectus Supplement for Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1997-LB1, under the captions "The Mortgage Pool -- Underwriting Standards; Representations" and "Pooling and Servicing Agreement -- The Originator and Master Servicer" , or for inclusion in other offering material such publicly available information regarding the Originator, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information;

               (i) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated January 22, 1997 under the captions "Summary of Prospectus Supplement", "Yield on the Certificates" and "Description of the Certificates" agrees with the records of the Seller; and

               (j) Such further information, certificates, opinions and documents as the

                    Purchaser, MBIA or the Underwriter may reasonably request.

          SECTION 10.  Costs.  The Originator shall pay (or shall reimburse the
                       -----
Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments of Mortgage, the fees and expenses of the Originator's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing the Originator's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e). The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, and private placement memorandum relating to the Certificates, the Insurance Agreement and other related documents, the initial fees, costs and expenses of the Trustee, the initial fees, costs and expenses of MBIA, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for the Originator, the cost of obtaining the documents referred to in Section 9(g) and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

          SECTION 11.  Servicing.  The Seller has represented to the Purchaser
                       ---------
that the Mortgage Loans are being serviced under the Purchase and Servicing Agreement with the Originator, and it is understood and agreed by and among the Seller, the Originator and the Purchaser that the interim servicing arrangements under the Purchase and Servicing Agreement with the Originator will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

          SECTION 12.  Mandatory Delivery; Grant of Security Interest.  The sale
                       ----------------------------------------------
and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage

Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to
Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

          SECTION 13.  Notices.  All demands, notices and communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Seller and the Originator in writing by the Purchaser; if to the Seller, addressed to the Seller at Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group, or to such other address as the Seller may designate in writing to the Purchaser and the Originator; and if to the Originator, addressed to the Originator at 1100 Town and Country Road, Orange, California 92668, Attention: Del Dillingham, Esq., or to such other address as the Originator may designate in writing to the Purchaser and the Seller.

          SECTION 14.  Severability of Provisions.  Any part, provision,
                       --------------------------
representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 15.  Agreement of Parties.  The Originator, the Seller and the
                       --------------------
Purchaser
each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 16.  Survival.  (a) The Seller agrees that the
                       --------
representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and the Certificate Insurer, notwithstanding any investigation heretofore or hereafter made by the Purchaser or the Certificate Insurer or on either of their behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

          (b) The Originator agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Seller, the Purchaser and the Certificate Insurer, notwithstanding any investigation heretofore or hereafter made by the Seller, the Purchaser or the Certificate Insurer or on the behalf of any of them, and that the representations, warranties and agreements made by the Originator herein or in any such certificate shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

          SECTION 17.  Indemnification.  (a) The Originator will indemnify and
                       ---------------
hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), against any losses, claims, damages or liabilities to which such Purchaser or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated January 22, 1997 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Certificates, representing interests in the Mortgage Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the Class CE Certificates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Prospectus Supplement on the front cover in the fifth paragraph (except the last sentence thereof), in the Summary under the subheadings "Originator," "Master Servicer" and "The Mortgage Pool" and under the captions "The Mortgage Pool -- General", "-- Underwriting Standards; Representations" and "Pooling and Servicing Agreement -- The Originator and Master Servicer" (and substantially identical information approved by the Originator set forth in the Private Placement Memorandum relating to the Class CE Certificates) (collectively, the "Originator Information") and will reimburse the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Originator's liability under this Section 17 shall be in addition to any other liability the Originator may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Originator, its officers and its directors, and each person who controls the Seller within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of the date thereof and as of the Closing Date, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Originator's Information and will reimburse the Originator and each such controlling person for any legal or other expenses reasonably incurred by such Originator and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this
Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Purchaser, in the case of parties indemnified pursuant to clause 17(a) and by the Originator, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          (d) If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Purchaser and the Originator agree that it would not be just and equitable if contribution pursuant to Section 17 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 17(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 17 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 17, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  The indemnity and contribution agreements contained in this
Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Originator and their respective directors or officers or any person controlling the Originator, and (iii) acceptance of and payment for any of the Certificates.

          SECTION 18.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES,
                       -------------
OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 19.  Miscellaneous.  This Agreement may be executed in two or
                       -------------
more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

          SECTION 20.  Third Party Beneficiary.  The Certificate Insurer shall
                       -----------------------
be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17.

     IN WITNESS WHEREOF, the Purchaser, the Seller and the Originator have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                                 By:___________________________________________
                                         Name: Susan S. Woodbury
                                         Title:  Assistant Vice President



                                 SALOMON BROTHERS REALTY CORP.


                                 By:___________________________________________
                                         Name: Susan S. Woodbury
                                         Title:  Authorized Agent



                                 LONG BEACH MORTGAGE COMPANY


                                 By:___________________________________________
                                         Name: Jeffery A Sorensen
                                         Title:  Vice President

                                                                       EXHIBIT 1